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                    AMENDMENT TO SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

     This AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of ____________, 1998, by and among MEDICAL TECHNOLOGY SYSTEMS, INC., a Delaware corporation ("MTS"), the following subsidiaries of MTS: CLEARWATER MEDICAL SERVICES, INC., a Florida corporation ("Clearwater Medical"), MEDICAL TECHNOLOGY LABORATORIES, INC., a Florida corporation ("MTS Labs"), MTS PACKAGING SYSTEMS, INC., a Florida corporation
("MTS Packaging"), PERFORMANCE PHARMACY SYSTEMS, INC., a Florida corporation ("Performance Pharmacy"), VANGARD LABS, INC., a Kentucky corporation ("Vangard Labs"), and VANGARD PHARMACEUTICAL PACKAGING, INC., a Florida corporation ("Vangard Pharmaceutical"), CART-WARE, INC., a Florida corporation ("Cart-Ware"), MEDICATION MANAGEMENT SYSTEMS, INC., a Florida corporation ("MMS"), MEDICATION MANAGEMENT TECHNOLOGIES, INC., a Florida corporation and a debtor and debtor-in-possession in proceedings pending under Chapter 11 of the United States Bankruptcy Code ("MMT"), MTS SALES & MARKETING, INC., a Florida corporation ("MTS Sales"), SYSTEMS PROFESSIONALS, INC., a Florida corporation ("Systems Professionals"), and LIFESERV TECHNOLOGIES, INC., a Florida corporation ("LifeServ") (collectively referred to herein as the "MTS Subsidiaries" and, together with MTS, as the "Borrowers"), TODD E. SIEGEL ("Siegel" or the "Guarantor"), and SOUTHTRUST BANK, NATIONAL ASSOCIATION, formerly ASouthTrust Bank of Alabama, National Association, "a national banking association (the "Lender" or "SouthTrust"):

                                R E C I T A L S:

     WHEREAS, the parties hereto, other than LifeServ, have heretofore executed and delivered that certain Second Amended and Restated Loan and Security Agreement, dated as of September 5, 1996 (the "Loan Agreement"), and the various security documents and instruments described therein (together with the Plan Notes, as defined in the Loan Agreement, the "Loan Documents"); and

     WHEREAS, certain defaults have occurred under the Loan Agreement and the Borrowers and Siegel have requested that SouthTrust (i) waive the occurrence of these defaults and, (ii) consent to certain transactions to be entered into by certain of the Borrowers which are not permitted by the express terms of the Loan Agreement; and

     WHEREAS, MTS has formed LifeServ as a wholly-owned subsidiary of MTS, and LifeServ has agreed to assume joint and several liability for all of the Obligations (as defined in the Loan Agreement), on the terms and subject to the conditions set forth herein; and

     WHEREAS, in order to accommodate the Borrowers= various requests and to evidence LifeServ=s assumption of liability for the Obligations, the parties hereto have determined that it is necessary to amend the Loan Agreement on the terms and conditions set forth herein;

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     NOW, THEREFORE,  in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Definitions. (a) Except as otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

          (b) The Loan Agreement is hereby amended by adding the following definitions to Section 1.1 thereof:

          ""Amendment" means the Amendment to Second Amended and Restated Loan and Security Agreement, dated as of __________, 1998, among each of the Borrowers, Siegel and SouthTrust."

          ""Consolidated Excess Cash Flow" means, for each fiscal quarter of the Borrowers, net income of all Borrowers other than the LifeServ Companies, on a consolidated basis, after taxes, minus principal, determined under GAAP, payments and capital expenditures which are expressly permitted under
     Section 6.2(L) of the Loan Agreement, plus, to the extent deducted in determining such net income, (i) amortization of intangible assets and (ii) depreciation and depletion, all as shown by the income statements of the Borrowers for the relevant time period, calculated in accordance with GAAP."

          ""LifeServ Bridge Loan" means the loan described in Section 3 of the Amendment."

          ""LifeServ  Companies"  means LifeServ  Technologies,  Inc., a Florida
     corporation,   Performance  Pharmacy,   Cart-Ware,  MMS,  MMT  and  Systems
     Professionals."

          ""LifeServ Companies Collateral" means all Collateral owned by the LifeServ Companies (or in which they, or any of them, have any interest), and all Pledged Notes of the LifeServ Companies."

          ""LifeServ Private Placement" means the proposed private placement of securities by LifeServ described in Section 5 of the Amendment."

          (c) Section 1.1 of the Loan Agreement is hereby amended further, by amending the following definitions contained therein to read, in their entirety, as follows:

          ""Capital Transaction" means (A) any sale, transfer or disposition of all or substantially all the assets or business of any of the Borrowers, whether by merger, sale, transfer, exchange or other disposition of capital stock or assets, consolidation, or otherwise, (B) any refinance of the indebtedness evidenced by the Plan Notes, (C) any offering, issuance or sale of any capital stock or other securities of any of the Borrowers through a private placement or public offering, and (D) any sale or other disposition by MTS or any Affiliate thereof, of any shares of capital stock or other securities of LifeServ or any of the other LifeServ Companies."

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          ""Fixed  Charge  Coverage"  means the  quotient  which is  obtained by dividing (i) the sum of the Consolidated net income of the Borrowers (after provision for federal and state income taxes) for the 12-month period preceding the applicable date plus the interest, lease and rental expenses of the Borrowers for the same period plus the sum of non-cash expenses or allowances for such period (including, without limitation, amortization or write-down of intangible assets, depreciation, depletion and deferred taxes and expenses) by (ii) the sum of (a) the current portion of the Long-Term Liabilities of the Borrowers as of the applicable date, and (b) interest expense, lease and rental expenses of the Borrowers for the 12-month period immediately following the applicable date; provided, that there shall not be included in the foregoing calculation any amount attributable to interest accruing on the LifeServ Bridge Loan, unless and until the LifeServ Bridge Loan has matured."

          ""Net Proceeds" means,

          (A) with respect to any Capital Transaction (other than the LifeServ Private Placement and any Capital Transaction involving any one or more of the LifeServ Companies which occurs after the consummation of the LifeServ Private Placement), the gross proceeds received or derived from such Capital Transaction, whether in cash, stock or other property, less (i) all expenses (not including any payments or consideration of any kind paid to any Affiliate of any Borrower) which are directly and actually incurred by Borrowers in connection with such Capital Transaction, and which are approved in writing by the Lender, and (ii) if such Capital Transaction constitutes a sale of all of the capital stock, or all or substantially all of the assets, of MTS Labs or any of the LifeServ Companies, and if prior to such Capital Transaction, all or any portion of the Amortization Principal Amount has been refinanced in compliance with all applicable provisions of this Agreement (including Section 6.2(H)), the amount required to repay such refinanced Indebtedness; provided, that the amount deducted pursuant to this clause shall not exceed $2,000,000.00 in the case of a Capital Transaction with respect to MTS Labs or $1,000,000.00 in the case of a Capital Transaction with respect to one or more of the LifeServ Companies; and

          (B) with respect to any Capital Transaction involving any one or more of the LifeServ Companies which occurs after the consummation of the LifeServ Private Placement, the gross proceeds derived from such Capital Transaction to the extent received by, or payable to, MTS or any Affiliate of MTS then owning capital stock or other securities of any one or more of the LifeServ Companies, whether in cash, stock or other property; and

          (C) with respect to any Causes of Action, "Net Proceeds" means the gross proceeds derived from any such Cause of Action, whether pursuant to jury verdict, judgment or settlement, less all reasonable legal fees, expenses and court costs actually incurred by the Borrowers which are directly related to the prosecution of such Causes of Action."


     2. Formation of LifeServ; Assumption of Liability by LifeServ.

          (a) SouthTrust hereby consents to the formation by MTS of LifeServ and, subject to the terms and conditions contained in this Amendment, to the transfer by Performance Pharmacy, Cart-Ware, MMS, MMT and Systems Professionals, of all or substantially all of their respective assets and liabilities to LifeServ. The parties hereby agree that, upon such transfer,

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     all of the assets and properties so transferred shall be and remain subject in all respects to the security interest and lien in favor of SouthTrust as described in the Loan Agreement. The Borrowers and the Guarantor hereby agree to notify SouthTrust in writing upon the occurrence of such transfer and, promptly upon request by SouthTrust, to execute and deliver to SouthTrust all documents, instruments and things, including, without limitation, UCC financing statements and amendment statements, reflecting that the transfer described herein is subject to the prior security interest in favor of SouthTrust under the Loan Agreement.

          (b) LifeServ hereby assumes direct liability, jointly and severally as a co-obligor with each other Borrower under the Loan Agreement, for all Obligations under or in connection with the Loan Agreement, including, without limitation, all Obligations arising under Plan Note I, subject only to the provisions contained in Sections 6 and 7 hereof, and hereby acknowledges and agrees that all of LifeServ=s assets are subject to valid and enforceable security interests in favor of SouthTrust, as Collateral securing the Obligations. In furtherance of the foregoing, and as further security for the prompt satisfaction of all Obligations, in addition to any other or further security provided under any of the Security Documents, LifeServ hereby assigns and transfers to the Lender all of its right, title and interest in and to, and grants the Lender a lien upon and security interest in, all of the following property and rights of LifeServ, wherever located, whether now owned or hereafter acquired, together with all replacements therefor and proceeds (including, but without limitation, insurance proceeds) and products thereof (all of which shall constitute original Collateral under the Loan Agreement, as amended hereby): (i) Accounts and accounts receivable; (ii) Chattel Paper; (iii) Contracts; (iv) Contract rights; (v) Documents; (vi) Equipment, including all trucks, automobiles, motor vehicles and machinery of all classes; (vii) Fixtures;
     (viii) General Intangibles; (ix) Instruments; (x) Inventory, including all goods held for sale or lease or to be furnished under contracts of service, raw materials, work in process and materials to be used or consumed in LifeServ=s business; (xi) Furniture; (xii) Patents, trademarks, copyrights and other intellectual property (including software) and all rights under licenses with respect to intellectual property of other Persons; (xiii) Leasehold improvements; (xiv) Interests in partnerships and joint ventures;
     (xv) Rights as seller of Goods and rights to returned or repossessed Goods; and (xvi) All Records pertaining to any of the Collateral. As further security for the prompt satisfaction of all Obligations, LifeServ hereby assigns, transfers and sets over to the Lender all of its right, title and interest in and to, and grants the Lender a lien on and a security interest in, all amounts that may be owing from time to time by the Lender to LifeServ in any capacity, including, but without limitation, any balance or share belonging to LifeServ of or with respect to any deposit or other account with the Lender, which lien and security interest shall be independent of any right of set-off which the Lender may have.

          (c) In furtherance of the foregoing, LifeServ hereby agrees to execute and deliver to SouthTrust the allonge to Plan Note I, in substantially the form set forth in Exhibit 2(c) attached hereto, and to execute and deliver all such other documents, instruments and things as SouthTrust may reasonably request in order to evidence (i) LifeServ=s joint and several liability under the Loan Agreement and Plan Note I, and (ii) the security interests in all of LifeServ=s assets in favor of SouthTrust, as collateral for all Obligations.

          (d) Each of the Borrowers hereby acknowledges that all of the outstanding capital stock in each of the Borrowers (other than MTS) has been pledged to SouthTrust as Collateral for the Obligations. MTS hereby agrees to execute and deliver to SouthTrust (i) a stock pledge agreement, in substantially the form set forth as Exhibit 2(d) hereto (the "LifeServ Stock Pledge Agreement") evidencing the first priority pledge of all outstanding capital stock of LifeServ in favor of SouthTrust, as Collateral for the Obligations, together with (ii) the original stock certificates evidencing all such capital stock and (iii) stock powers covering such capital stock, executed in favor of SouthTrust or in blank.

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     3. LifeServ Bridge Loan.

          (a) The Borrowers have requested that SouthTrust consent to the LifeServ Companies= incurring certain short term indebtedness, in principal amount not to exceed $500,000.00, and which would be secured by substantially all of their respective assets, and having the other terms and conditions set forth on Exhibit 3(a) attached hereto (as so described, the "LifeServ Bridge Loan"

          (b) SouthTrust hereby consents to the incurrence of the LifeServ Bridge Loan, and to the grant by the LifeServ Companies of security interests in the assets described on Exhibit 3(a) attached hereto; provided
     (i) that none of the Borrowers other than the LifeServ Companies shall be liable in any way, whether as a borrower, guarantor or otherwise, for any amounts owed under the LifeServ Bridge Loan, and (ii) all of the capital stock of each of the LifeServ Companies, including, without limitation, any capital stock issued to the LifeServ Bridge Loan lender pursuant to warrants or otherwise, shall be and remain subject to a first priority pledge in favor of SouthTrust as collateral security for all Obligations.

          (c) In furtherance of the foregoing, on and as of the date on which the LifeServ Bridge Loan is consummated, SouthTrust shall enter into a subordination agreement with the Bridge Loan lender, in substantially the form set forth in Exhibit 3(c)(i) attached hereto, pursuant to which (i) SouthTrust shall subordinate its security interests in the assets of the LifeServ Companies to the security interests, securing not more than $500,000.00, plus accrued and unpaid interest thereon, in favor of the LifeServ Bridge Loan lender, (ii) the LifeServ Bridge Loan lender will agree to deliver to SouthTrust any original stock certificates which may be issued to it by any of the LifeServ Companies pursuant to exercise of the warrants described on Exhibit 3(a) attached hereto (the "Bridge Loan Warrants"), together with a fully executed stock pledge agreement in substantially the form set forth in Exhibit 3(c)(ii) hereto and fully executed (in favor of SouthTrust or in blank) stock powers with respect to such stock, and (iii) the LifeServ Bridge Loan lender will agree to provide SouthTrust with notice of the occurrence of any default under the LifeServ Bridge Loan, and its taking of any enforcement or collection action thereunder.

          (d) Notwithstanding any provision contained in the Loan Agreement to the contrary, SouthTrust hereby consents to (i) the use of the proceeds from the LifeServ Bridge Loan for general working capital purposes, and
     (ii) the issuance by MTS to the Bridge Loan lender of warrants to purchase shares of common stock in MTS in amounts and on the terms and conditions set forth on Exhibit 3(a) attached hereto.

          (e) Each of the Borrowers and the Guarantor hereby agree that the occurrence of a default or event of default under the LifeServ Bridge Loan and the commencement, by the LifeServ Bridge Loan lender, of any enforcement or collection action (including, without limitation, any self-help remedy) as a result thereof, shall constitute a Major Default under the Loan Agreement, as amended hereby.

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     4. Connecticut Valley Hospital Contract and Related Financing.

          (a) The Borrowers have requested that SouthTrust consent to the execution and delivery by the LifeServ Companies of certain agreements with the State of Connecticut or agencies of the Connecticut State government, covering the provision of certain equipment and services to the Connecticut Valley Hospital. The Borrowers have also requested that SouthTrust consent to the incurrence of certain indebtedness by the LifeServ Companies to finance certain costs associated with the contract or agreement described above.

          (b) If and to the extent SouthTrust=s consent is required by the terms of the Loan Agreement, SouthTrust hereby consents to the execution and delivery, by LifeServ and any one or more of the other LifeServ Companies, of the contracts and agreements which are listed or otherwise fully described on Exhibit 4(b) attached hereto, true and correct copies of which have been provided to SouthTrust (collectively, the "Connecticut Valley Contract").

          (c) SouthTrust hereby consents to the incurrence, by LifeServ and the other LifeServ Companies, of indebtedness in principal amount not to exceed $700,000.00, and which would be secured by a collateral assignment of the Connecticut Valley Contract and by purchase money security interests in the property described on Exhibit 4(c)(i) attached hereto (the "Connecticut Valley Equipment"), and which has the other terms and conditions set forth on Exhibit 4(c)(ii) attached hereto (as so described, the "Connecticut Valley Debt"), and to the grant by the LifeServ Companies of security interests in the assets described on Exhibit 4(c)(i) attached hereto; provided, that none of the Borrowers other than the LifeServ Companies shall be liable in any way, whether as a borrower, guarantor or otherwise, for any amounts owed under the Connecticut Valley Debt, except that, if required by the lender providing the Connecticut Valley Debt, MTS may guarantee the repayment thereof on substantially the terms set forth in
     Exhibit 4(c)(iii) attached hereto, so long as such guaranty obligation is and remains unsecured.

          (d) In furtherance of the foregoing, on and as of the date on which the documentation governing the Connecticut Valley Debt is executed and delivered (or as soon thereafter as is practicable), SouthTrust shall, if requested by the lender thereunder, enter into a subordination agreement, in substantially the form set forth in Exhibit 4(d) attached hereto, pursuant to which (i) SouthTrust shall subordinate its security interests in the Connecticut Valley Contract and the Connecticut Valley Equipment to the security interests, securing not more than $700,000.00, plus accrued and unpaid interest thereon, in favor of the lender under the Connecticut Valley Debt, and (ii) the lender thereunder will agree to provide
     SouthTrust with notice of the occurrence of any default under the Connecticut Valley Debt, and its taking of any enforcement or collection action thereunder.

          (e) Notwithstanding any provision contained in the Loan Agreement to the contrary, SouthTrust hereby consents to the use of the proceeds from the Connecticut Valley Debt for the purposes specified in Exhibit 4(c)(ii) attached hereto.

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                                       7

          (f) Each of the Borrowers and the Guarantor hereby agree that the occurrence of a default or event of default under the Connecticut Valley Debt shall constitute a Major Default under the Loan Agreement, as amended hereby.

     5. LifeServ Private Placement.

          (a) The Borrowers have requested that SouthTrust consent to a private placement of securities of LifeServ, which the Borrowers have represented to SouthTrust (i) will generate net proceeds to LifeServ of at least $3,000,000.00, (ii) will constitute an issuance and sale by LifeServ of not more than 40% of the outstanding capital stock of LifeServ (including, for purposes of this calculation, any shares which are issuable pursuant to warrants, options or similar rights, including the Bridge Loan Warrants) at the time of consummation thereof, and (iii) will permit MTS to retain ownership of at least 60% of the outstanding capital stock of LifeServ (as described above, the "LifeServ Private Placement"). The Borrowers have also requested that, in connection with the LifeServ Private Placement, SouthTrust consent to the LifeServ Companies engagement of Jessup & Lamont Capital Markets, Inc. ("Jessup & Lamont") to serve as financial advisors and investment bankers to the LifeServ Companies.

          (b) SouthTrust hereby consents to the LifeServ Companies retaining Jessup & Lamont, on the terms and conditions set forth in the engagement letter dated December 12, 1997, a copy of which has been provided to SouthTrust; provided, that Borrowers shall deliver to SouthTrust, within ten (10) days after the execution and delivery of this Amendment, the written agreement of Jessup & Lamont that none of the Borrowers, other than the LifeServ Companies, will incur any obligation to Jessup & Lamont under or in connection with such engagement for the payment of any fees or expenses of Jessup & Lamont or otherwise.

          (c) SouthTrust hereby consents to LifeServ completing the LifeServ Private Placement; provided, that (i) MTS shall retain at all times following the consummation of the LifeServ Private Placement voting capital stock which constitutes at least 60% of the then outstanding capital stock of LifeServ (including, for purposes of this calculation, any shares which are issuable pursuant to warrants, options or similar rights, including the Bridge Loan Warrants), and (ii) all capital stock of LifeServ and the other LifeServ Companies which is owned by MTS or any Affiliate of MTS following the consummation of the LifeServ Private Placement shall be and remain subject to the first priority pledge in favor of SouthTrust, as Collateral security for all Obligations.

          (d) The parties hereby acknowledge that the LifeServ Private Placement constitutes a Capital Transaction under the Loan Agreement. Nevertheless, SouthTrust hereby agrees that, provided that no Default or Event of Default occurs and is then continuing as of the date on which the LifeServ Private Placement is consummated, the Borrowers shall not be obligated to make the payments to SouthTrust that would otherwise be due and payable, under Sections 2.4(B) and 2.4(E) of the Loan Agreement, on account of the occurrence of the LifeServ Private Placement.

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                                       8

               (e) Section 6.1(A) of the Loan Agreement is hereby amended by adding a new subsection (10) at the end thereof, to read in its entirety as follows:

                    "(10)Upon   the   consummation   of  the  LifeServ   Private
               Placement, MTS shall deliver to SouthTrust a certificate signed by the President of MTS, certifying (i) the fact that the LifeServ Private Placement has been consummated, (ii) that shares of capital stock constituting not more than 40% of the then outstanding capital stock of LifeServ have been issued in the LifeServ Private Placement, (iii) that the LifeServ Private Placement has generated net proceeds of at least $3,000,000.00 to LifeServ, and (iv) that MTS continues to hold, beneficially and of record, shares of LifeServ constituting at least 60% of the outstanding capital stock of LifeServ (including, for purposes of this calculation, any shares which are issuable pursuant to warrants, options or similar rights, including the Bridge Loan Warrants)."

     6. Effect of LifeServ Private Placement. The Borrowers have requested that SouthTrust agree that, upon the consummation of the LifeServ Private Placement, LifeServ and the other LifeServ Companies (if and to the extent that the other LifeServ Companies continue to exist) be released from their obligations under the Loan Agreement, and that they no longer constitute "Borrowers" as that term is defined in the Loan Agreement. In addition to the foregoing, the Borrowers have requested that, upon such consummation, SouthTrust agree to release its pledge of capital stock in LifeServ (if any) which has theretofore been issued pursuant to the Bridge Loan Warrants. In order to accomplish the foregoing, the parties hereto agree as follows:

          (a) Upon the consummation of the LifeServ Private Placement and SouthTrust's receipt of the certificate described in Section 5(e) hereof, SouthTrust shall release from the pledge in favor of SouthTrust that is described in Section 3(c) hereof, any and all capital stock of LifeServ which has been issued pursuant to the Bridge Loan Warrants and pledged to SouthTrust as required by Section 3(c) hereof. In furtherance of the foregoing, as soon as practicable after the consummation of the Private Placement, SouthTrust shall return to the Bridge Loan lender (i) any certificates then in the possession of SouthTrust and evidencing capital stock pledged to SouthTrust by the Bridge Loan lender, (ii) the original stock powers described in Section 3(c) hereof, and (iii) the original signed copy of the stock pledge agreement described in Section 3(c) hereof.

          (b) Section 4.8(B) of the Loan Agreement is hereby amended to read in its entirety as follows:

                    "(B) The LifeServ Companies.  Provided that no Major Default shall have occurred and be continuing hereunder, under the Plan Notes, or under the Security Documents, on and as of the earlier of (i) the date on which the requirements set forth in Section 4.8(D) have been satisfied, (ii) the date on which seventy-five percent (75%) of all principal payments theretofore paid by the Borrowers to the Lender with respect to the Amortization
               Principal Amount, plus all additional amounts (if any) paid to the Lender pursuant to the provisions of Section 2.4(B)(i), equals, in the aggregate, $1,000,000.00, or (iii) the date on which the LifeServ Private Placement shall have been consummated and SouthTrust shall have received the certificate required to be delivered pursuant to Section 6.1(A)(10) hereof, the liens, security  interests  and pledges  arising  hereunder or under the
               Security  Documents  in favor of the Lender  with  respect to the
               LifeServ Companies Collateral shall be released. Upon the occurrence of such event, the Lender will execute any and all UCC-3 release statements necessary to evidence such release which are presented to the Lender by Borrowers (provided that such release statements are in form and substance reasonably acceptable to the Lender), and will return the same, together with the Pledged Notes issued by the LifeServ Companies, to MTS within thirty (30) days after the Lender's receipt of such release statements. The Borrowers shall be entitled, at their sole expense, to record or file the same in the applicable filing offices."

          (c) Section 4.8(E) of the Loan Agreement is hereby amended to read in its entirety as follows:

                    "(E)  Release of  Collateral  Not a Waiver or Release of the
               Obligations. Except as expressly provided in Section 4.8(F) below, in no event shall the Lender's release of its interest in any Collateral, under this Section 4.8 or otherwise, constitute or be deemed to constitute a waiver, release or modification of the Obligations of the Borrowers hereunder or under the Plan Notes or of the obligations of the Guarantor under the Guaranty Agreement, nor shall any such release of Collateral impair or have any effect upon the Lender's rights hereunder or under the Guaranty Agreement, or its interests in any other Collateral not expressly released by the Lender. In furtherance of the foregoing, the Guarantor and each of the Borrowers hereby agree, jointly and severally, that (i) all Obligations then remaining hereunder or under the Plan Notes shall remain in full force and effect after any such release of Collateral, (ii) except as otherwise expressly provided in the Guaranty, the Guaranty Agreement shall remain in full force and effect after any such release of Collateral and will not be, and will not be deemed to be, impaired by any such release of Collateral, and (iii) the Three-Party Agreement, the Collateral Patent Assignment and the Subordination Agreement shall remain in full force and effect after any such release of Collateral."

          (d) Section 4.8 of the Loan Agreement is hereby amended further by adding, at the end thereof, a new subsection (F), to read in its entirety as follows:

                    "(F) Release of LifeServ  Companies  and LifeServ  Companies
               Collateral Upon Consummation of the LifeServ Private Placement. Notwithstanding any provision to the contrary contained herein, provided that no Major Default shall have occurred and be continuing hereunder, under the Plan Notes or under the Security Documents, then upon the consummation of the LifeServ Private Placement and SouthTrust's receipt of the certificate described in Section 6.1(A)(10) hereof, the LifeServ Companies shall be released from all further liability hereunder for the Obligations (except for their obligations contained in Sections 6.2(H)(8) and 6.2(W) hereof), and from and after the date of such release, all references contained herein or in the Plan Notes to the "Borrowers" shall be deemed to exclude from that reference each of the LifeServ Companies. Each of the Borrowers and the Guarantor hereby agrees that any release of the LifeServ Companies from the Obligations pursuant to this Section 4.8(F) shall not constitute or be deemed to constitute a waiver, release or modification of the Obligations of the remaining Borrowers hereunder or under the Plan Notes or of the obligations of the Guarantor under the Guaranty Agreement, nor shall any such release impair or have any effect upon the Lender's rights hereunder against or with respect to any of the remaining

               Borrowers, or under the Guaranty Agreement, or its interests in any other Collateral not expressly released by the Lender. In furtherance of the foregoing, the Guarantor and each of the Borrowers hereby agree, jointly and severally, that (i) all
               Obligations then remaining hereunder or under the Plan Notes shall remain in full force and effect after any such release of the LifeServ Companies, (ii) the Guaranty Agreement shall remain in full force and effect after any such release and will not be, and will not be deemed to be, impaired by any such release of the LifeServ Companies from the Obligations, and (iii) the Three-Party Agreement, the Collateral Patent Assignment and the Subordination Agreement shall remain in full force and effect after any such release."

     7. Amendments With Respect to Plan Note I.

          (a) Section 2.4(B) of the Loan Agreement is hereby amended to read in its entirety as follows:

                    "(B)   Mandatory   Partial   Prepayments   Applied   Against
               Amortization Principal Amount. In addition to the monthly installments referred to above, the Borrowers shall make mandatory partial prepayments of the Amortization Principal Amount as follows:

                         (i) If,  at any time  prior to the  earlier  of (a) the
                    Maturity Date or (b) the date on which the LifeServ Private Placement is consummated, any Capital Transaction occurs which involves, directly or indirectly, any one or more of the LifeServ Companies (other than the LifeServ Private Placement), then the Borrowers shall pay to the Lender an amount equal to $1,000,000.00; provided, that there shall be credited against such amount, an amount equal to seventy-five percent (75%) of the aggregate amount of principal payments theretofore made by Borrowers with respect to the Amortization Principal Amount, up to a maximum credit amount of $1,000,000.00 (the amount payable under this Section 2.4(B)(i) is referred to as the "Software Companies Release Payment");

                         (ii) Upon the  occurrence  of any  Capital  Transaction
                    which involves,  directly or indirectly,  any one or more of the LifeServ Companies and which occurs after the consummation of the LifeServ Private Placement, then MTS and any other Borrower or Affiliate thereof then owning any capital stock or other securities of the relevant LifeServ Company(ies) shall pay the following amounts to SouthTrust on the date on which each such Capital transaction is consummated:

                    (1) If the Capital Transaction occurs on or prior to September 5, 1998, an amount equal to 40% of the Net Proceeds from such Capital Transaction;

                    (2) If the Capital Transaction occurs after September 5, 1998, but on or prior to September 5, 1999, an amount equal to 30% of the Net Proceeds from such Capital Transaction;

                    (3) If the Capital Transaction occurs after September 5, 1999, but on or prior to the Maturity Date, an amount equal to 20% of the Net Proceeds from such Capital Transaction;

                         (iii) If, at any time prior to the Maturity  Date,  any
                    Capital Transaction occurs which involves, directly or indirectly, MTS Labs (or any Subsidiary thereof), then the Borrowers shall pay to the Lender an amount equal to $2,000,000.00; provided, that there shall be credited against such amount, an amount equal to seventy-five percent (75%) of the aggregate amount of principal payments theretofore made by Borrowers with respect to the Amortization Principal Amount in excess of $1,000,000.00, up to a maximum credit amount of $2,000,000.00 (the amount payable under this Section 2.4(B)(ii) is referred to as the "MTS Labs Release Payment");

                         (iv) In addition to the foregoing, commencing on November 1, 1998, and thereafter on the first day of February, May, August and November in each year until (a) all Obligations have been paid in full or (b) payments made pursuant to this Section 2.4(B)(iv) have aggregated $1,000,000.00, whichever first occurs, the Borrowers (other than the LifeServ Companies) shall pay to SouthTrust an amount equal to 25% of Consolidated Excess Cash Flow for the fiscal quarter immediately preceding the relevant payment date;

          All Mandatory prepayments made under this Section 2.4(B) shall be applied in the manner set forth in Section 2.4(C) hereof. Mandatory prepayments made by Borrowers under Sections 2.4(B)(i) and 2.4(B)(iii) shall be due and payable on the date on which the relevant Capital Transaction is consummated, and shall have the effect set forth in Sections 4.8(B) and (C) hereof. The Software Companies Release Payment and the MTS Labs Release Payment, respectively, shall each be payable only once, upon the consummation of the first Capital Transaction including any of the LifeServ Companies or MTS Labs, as the case may be. Mandatory prepayments made by Borrowers under Section 2.4(B)(ii) shall be due and payable on the date on which each Capital Transaction described therein is consummated. Mandatory prepayments made by Borrowers under Section 2.4(B)(iv) shall be due and payable on the dates specified in such Section."

     (b) The first sentence of Section 2.4(C) of the Loan Agreement is hereby amended to read as follows:

          "All prepayments under Plan Note I with respect to the Amortization Principal Amount (whether mandatory partial prepayments under Section 2.4(B), optional prepayments under Section 2.4(D), or mandatory prepayments with respect to the Pending Vangard Litigation under
          Section 2.4(E)(iii)) shall be applied, first to accrued interest on the then outstanding Amortization Principal Amount, and then to installments of principal in inverse order of their maturity."

     (c) Section 2.4(D) of the Loan Agreement is hereby amended by adding at the end thereof the following:

         "Except as expressly provided in the next succeeding sentence, no prepayment under this Section 2.4(D) shall have the effect of releasing the Borrowers from their other Obligations hereunder. If, on or prior to June 30, 1998, the Borrowers prepay in full a sum equal to 85% of the then outstanding Amortization Principal Amount under Plan Note I plus accrued and unpaid interest on such sum, then SouthTrust agrees to accept such sum, in full satisfaction of all Obligations under this Loan Agreement."

     (d) The first sentence of Section 2.4(E)(ii)(a) of the Loan Agreement is hereby amended to read as follows:

         "Upon the occurrence of any Capital Transaction (other than the LifeServ Private Placement and any Capital Transaction which occurs after the consummation of the LifeServ Private Placement) which involves, directly or indirectly, any one or more of the LifeServ Companies, then, in addition to any amounts payable under Section 2.4(B)(i) hereof, the Borrowers shall pay the following amounts to the Lender on the date on which each such Capital Transaction is consummated:"

     (e) Section 2.4(E)(iii) of the Loan Agreement is hereby amended to read in its entirety as follows:

                    "(iii)  Mandatory  Prepayment With Respect to Certain Causes
               of Action. If the Borrowers (or any one or more of them) commence the litigation or other prosecution of any Causes of Action at any time or times prior to the Maturity Date of Plan Note I, the Borrowers shall pay to the Lender an amount equal to (1) 50% of the Net Proceeds derived from each such Cause of Action asserted or held by any of the Borrowers other than Vangard Labs, and (2) 90% of the Net Proceeds derived from each such Cause of Action asserted by, held by, or relating to Vangard Labs (including, without limitation, any Cause of Action relating to Glasgow Pharmaceutical Corporation), and in each case the amount to which the Lender is entitled shall be paid within five (5) days after receipt thereof by any Borrower. For purposes of this Section 2.4(E)(iii), the lawsuit or proceeding styled, _______________, Case No. ______________ is referred to as the "Pending Vangard Litigation." Except as expressly provided in Section 2.4(D) hereof, if litigation or other prosecution of any such Cause of Action is commenced prior to the Maturity Date of Plan Note I, but as of such Maturity Date the Borrowers have not received any recovery therefrom, the Borrowers' Obligation under this Section 2.4(E)(iii) to pay the applicable portion of the Net Proceeds from such Cause of Action to the Lender shall survive such Maturity Date and the termination of this Agreement.

                    All amounts paid to the Lender  under this  Section  2.4(E),
               other  than  payments   with  respect  to  the  Pending   Vangard
               Litigation, shall be applied to reduce the Stated Principal Amount and the Remaining MTS Debt, but shall not reduce or otherwise affect the Amortization Principal Amount. All amounts paid to the Lender under this Section 2.4(E) with respect to the Pending Vangard Litigation shall be applied in the manner set forth in Section 2.4(C) hereof, notwithstanding any other provision contained herein to the contrary."

     8. Amendments to the Borrowers= Covenants.

          (a) Section 6.2(H)(8) of the Loan Agreement is hereby amended to read in its entirety as follows:

         "(8)     Indebtedness of one Borrower to one or more other Borrowers if
                  (i) such Indebtedness is incurred in the ordinary course of business and (ii) such Indebtedness is expressly subordinate to the Indebtedness evidenced by the Plan Notes pursuant to agreements containing terms substantially similar to those contained in the Subordination Agreement; provided, that none of the LifeServ Companies shall be permitted to incur any Indebtedness of any kind to any other Borrower."

          (b) Section 6.2(K) of the Loan Agreement is hereby amended, by deleting the last clause thereof, and inserting the following in lieu thereof:

          "nor pay salary to those officers of the Borrowers who constitute their respective chief executive officers, chief financial officers and chief operating officers in amounts aggregating more than $400,000.00 per year, on a consolidated basis."

          (c) Section 6.2(L) of the Loan Agreement is hereby amended by adding, at the end thereof, the following:

          "Notwithstanding the foregoing, to the extent that purchases of equipment by LifeServ and the other LifeServ Companies in connection with the Connecticut Valley Contract, which are provided for under the Connecticut Valley Debt, constitute the purchase or lease of Fixed Assets, such purchases shall be permitted hereunder."

          (d) Section 6.2(M) of the Loan Agreement is hereby amended by deleting the figure, A$505,000.00" appearing therein and inserting the figure, A$700,000.00" in lieu thereof.

          (e) Section 6.2(O) of the Loan Agreement is hereby amended to read in its entirety as follows:

               "(O) Except for (i) the issuance of the Bridge Loan Warrants by LifeServ and the issuance of capital stock pursuant thereto, and (ii) the issuance of capital stock in the LifeServ Private Placement, none of the Borrowers will (1) issue, redeem, purchase or retire any of its capital stock or grant or issue any warrant, right or option pertaining thereto or other security convertible into any of the foregoing, including, without limitation, any issuance, redemption, re-purchase or retirement of the "debentures" described in Article VII of the Joint Plan, or (2) permit any transfer, sale, redemption, retirement, or other change in the ownership of the outstanding capital stock of any of the MTS Subsidiaries."

          (f) Section 6.2 of the Loan Agreement is hereby amended further by adding a new subsection (W) at the end thereof, to read in its entirety as follows:

               "(W) In addition to the foregoing, (1) none of the Borrowers (other than the LifeServ Companies) shall provide any cash, credit or other financial accommodation of any kind (including, without limitation, the provision of services of any kind except on terms under which such services are fully paid or reimbursed by the LifeServ Companies within the calendar month during which such services are provided) to any of the LifeServ Companies, and (2) each of the LifeServ Companies is and shall be prohibited from accepting any such financial accommodation. Notwithstanding any provision contained herein to the contrary, this covenant shall survive any release of the LifeServ Companies from their other Obligations hereunder which may occur under Section 4.8(F) hereof. Notwithstanding the foregoing, in the event that a Capital Transaction involving MTS Labs is permitted to occur under the terms of this Loan Agreement and, as a result of such Capital Transaction the Borrowers are entitled to retain a portion of the Net Proceeds thereof, the Borrowers may, in their sole discretion, provide funding or other financial accommodation to the LifeServ Companies solely from such Net Proceeds."

          (g) Section 6.3(A) of the Loan Agreement is hereby amended by (i) deleting the words, "and thereafter" from the last line thereof, and (ii) by adding a new line at the end thereof to read, "During Fiscal 2001 and thereafter ...................................$4,000,000."

          (h) Section 6.3(B) of the Loan Agreement is hereby amended to read in its entirety as follows:

                "(B)     Negative Net Worth not to exceed the following:

                        From January 31, 1998 through
                         March 31, 1998.............................$6,500,000
                        During Fiscal 1999......................... $6,500,000
                        During Fiscal 2000......................... $6,000,000
                        During Fiscal 2001 and thereafter.......... $5,500,000"

                    (i) Section 6.3(D) of the Loan Agreement is hereby amended to read in its entirety as follows:

               "(D) Fixed Charge Coverage of not less than 1.5 to 1.0."

     9. Amendment of Events of Default.

          (a) Section 7.1(A)(3) of the Loan Agreement is hereby amended to read in its entirety as follows:

               "(3) The Borrowers (or any of them) shall fail to observe or perform the covenants contained in Sections 6.2(A), (B), (C), (D),
          (F), (G), (H), (I), (J), (K), (L), (M), (O), (Q), or (W);"

          (b) Section 7.1(A)(15) of the Loan Agreement is hereby amended to read in its entirety as follows:

               "(15) Any financial statement or any representation or warranty contained in this Agreement or in any of the other Plan Documents, or otherwise made or delivered by any of the Borrowers or the Guarantor to SouthTrust pursuant to this Agreement or any amendment thereto, in order to induce SouthTrust to enter into the transactions contemplated in this Agreement or in any such amendment, shall be false, incorrect or incomplete, in any material respect, when made."


          (c) Section 7.1(A) of the Loan Agreement is hereby amended further by adding, at the end thereof, the following:

               "(16) The occurrence of any default or event of default under the Bridge Loan and the commencement, by the Bridge Loan lender, of any enforcement or collection action (including, without limitation, any self-help remedy) as a result thereof; or

               (17) The occurrence of any default or event of default under the Connecticut Valley Debt, or under any guaranty thereof executed and delivered by MTS."

     10. Waiver of Certain Events of Default. Subject to the prior satisfaction of all conditions precedent contained in Section 13 hereof, SouthTrust hereby waives the occurrence of the Events of Default which are expressly described in the letter from William P. Carroll to the Borrowers dated December 5, 1997, a copy of which is attached hereto as Exhibit 10. Nothing contained in this Amendment shall, however, constitute or be deemed to constitute a waiver by SouthTrust of the occurrence of any other Event of Default which may have occurred under the Loan Agreement or any of the other Loan Documents.

     11. Representations and Warranties of Borrowers and Guarantor. In order to induce SouthTrust to enter into the transactions contemplated by this Amendment, each of the Borrowers and the Guarantor hereby, jointly and severally, represents and warrants to SouthTrust as follows:

          (a) That (i) none of the Borrowers, other than the LifeServ Companies, has or will incur any liability of any kind under the Bridge Loan, (ii) none of the Borrowers, other than the LifeServ Companies, has or will incur any obligation or liability of any kind under the Connecticut Valley Contract or, except as expressly set forth in Section 4(c) hereof, under the Connecticut Valley Debt, and (iii) none of the Borrowers, other than the LifeServ Companies, has or will incur any liability of any kind to Jessup & Lamont for fees and charges, or otherwise, except for the initial payment provided for in the engagement letter referred to in Section 5(b) hereof (which has either been fully reimbursed by one or more of the LifeServ Companies or is included within the funding referred to in Section 11(b) hereof);

          (b) That since November 30, 1997, none of the Borrowers has provided any funding or financial accommodation of any kind to any of the LifeServ Companies, except for funding aggregating not more than $200,000.00;

          (c) That, as of the date hereof, other than the Events of Default referred to in Exhibit 10 attached hereto, no Event of Default exists under the Loan Agreement or the other Loan Documents;

          (d) That the representations and warranties of Borrowers and Guarantor contained in the Loan Agreement and the other Loan Documents were true, correct and complete in all respects when made and continue to be true and correct in all respects on the date hereof;

          (e) That the execution, delivery and performance by Borrowers and Guarantor of this Amendment and the consummation of the transactions contemplated hereby are within the corporate power of each of the Borrowers, and have been duly authorized by all necessary corporate action on the part of each of the Borrowers, do not require any approval or consent, or filing with, any governmental agency or authority, do not violate any provisions of any law, rule or regulation or any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect in which any Borrower or Guarantor is named or any provision of the organizational documents of any of the Borrowers, and do not result in a breach of or constitute a default under any agreement or instrument to which any Borrower or any Guarantor is a party or by which it or any of its or their properties are bound;

          (f) That this Amendment constitutes the legal, valid and binding obligation of Borrowers and Guarantor, enforceable against each of them in accordance with its terms; and

          (g) That the Borrowers and the Guarantor are entering into this Amendment freely and voluntarily with the advice of legal counsel of their own choosing.

     12. Filing of Motions, Hearings, Etc. The Borrowers have heretofore filed, or caused to be filed, in the Bankruptcy Court (a) the Emergency Motion of MTS Packaging, MTS Labs, Vangard Labs, and MMT to Approve Modification of Loan Agreement and Confirmation Order (the "Amendment Motion"), and (b) the Emergency Motion of MMT Under Section 364(c) of the Bankruptcy Code to Authorize Pledge of Collateral, Execution of Bridge Loan Documents and Incurrence of $500,000 of Secured Indebtedness (the "Bridge Loan Motion"). The Bankruptcy Court has scheduled hearings on the Amendment Motion and the Bridge Loan Motion for March 30, 1998. The Borrowers and the Guarantor hereby agree to use their respective best efforts to obtain the Bankruptcy Court=s approval of both of the foregoing motions as promptly as possible.

     13. Conditions Precedent. Notwithstanding any provision contained herein to the contrary, this Amendment shall not become effective unless and until the hearings described in Section 12 hereof have occurred and the Bankruptcy Court shall have (a) granted the Amendment Motion and the Bridge Loan Motion, and (b) entered on order or orders in each of the Bankruptcy Cases, and in the pending Chapter 11 Case of MMT (the "MMT Case"), in form and substance acceptable in all respects to SouthTrust, approving this Amendment and providing that, upon the occurrence of a Major Default under the Loan Agreement, as amended hereby, (i) SouthTrust shall be entitled to immediately exercise all of its rights and remedies arising under the Loan Agreement, as amended hereby and the other Loan Documents, or otherwise against any one or more of the Borrowers and the Guarantor, without further notice to, or order of, the Bankruptcy Court, and
(ii) SouthTrust shall automatically be entitled to relief from the automatic stay (if then in effect) in the MMT Case.

     14. Certain Acknowledgments by Borrowers and Guarantor. Each Borrower and the Guarantor hereby acknowledges, stipulates and agrees that: (a) all of the obligations of Borrowers under the Loan Agreement are absolutely due and owing by Borrowers to SouthTrust without any defense, deduction, offset or counterclaim (and, to the extent Borrowers or Guarantor had any defense, deduction, offset or counterclaim on the date hereof, the same is hereby waived); (b) the Loan Agreement and all other documents and instruments executed in connection therewith or in connection with any predecessor agreement are legal, valid and binding obligations of Borrowers and Guarantor, enforceable against Borrowers and Guarantor in accordance with their respective terms; (c) each of Borrowers and the Guarantor has consented to, and hereby ratifies any and all prior consents given by them (or any of them) with respect to the Loan Documents, including, without limitation, this Amendment, all transactions contemplated thereby and all documents and instruments executed in connection herewith and therewith; and (d) prior to executing this Amendment, Borrowers and Guarantor consulted with and had the benefit of advice of legal counsel of their own selection and each has relied upon the advice of such counsel, and in no part upon any representation of SouthTrust concerning the legal effects of this Amendment, any of the Loan Documents, or any provision hereof or thereof.

     15. Ratification and Reaffirmation of Releases and Waivers.

          (a) Each of the Borrowers and the Guarantor hereby ratifies, confirms and re-affirms each of the releases, waivers and undertakings set forth in the Loan Agreement and the Loan Documents, each of which is hereby incorporated herein by this reference, including, without limitation, those contained in the following Sections of the Loan Agreement: Section 7.5 "Waiver of Right To Stay Foreclosure Upon Occurrence of Major Default,"
     Section 7.6 "Relief from Automatic Stay," Section 8.3 "Indemnity,"  Section
     8.7 "Waiver by the Borrowers," Section 8.10 "Submission to Jurisdiction; Waivers," and Section 8.11 "Release."

          (b) In addition to the foregoing, each of the Borrowers and the Guarantor hereby agree that, in addition to SouthTrust=s other rights and remedies under the Loan Agreement, upon the occurrence of a Major Default under the Loan Agreement, as amended hereby, (i) SouthTrust shall be entitled to immediately exercise all of its rights and remedies arising under the Loan Agreement, as amended hereby, and the other Loan Documents, or otherwise against any one or more of the Borrowers and the Guarantor, without further notice to, or order of, the Bankruptcy Court, and (ii) SouthTrust shall automatically be entitled to relief from the automatic stay (if then in effect) in the MMT Case.

          (c) Borrowers and Guarantor hereby acknowledge that the provisions contained in this Section 15, and in the Sections of the Loan Agreement referred to in subsection (a) hereof, were bargained for by the Lender, and are being relied upon by the Lender in connection with its agreement to enter into the transactions contemplated by the Loan Agreement and this Amendment.

     16. Ratification of Loan Agreement and Other Loan Documents. Borrowers and the Guarantor hereby ratify and reaffirm the Loan Agreement, each of the other Loan Documents and all of its or their obligations and liabilities thereunder. Guarantor hereby ratifies and reaffirms the validity, legality and enforceability of the Guaranty Agreement and agrees that the Guaranty Agreement is and shall remain in full force and in effect until all the Obligations of Borrowers under the Loan Agreement, as amended by this Amendment, and as the same may hereafter be amended or modified, and all other Guaranteed Obligations (as defined in the Guaranty Agreement) have been indefeasibly paid and satisfied in full.


     17. Debtor-Creditor Relationship. Nothing in this Amendment shall be construed to alter the existing debtor-creditor relationship between Borrowers and Lender, nor is this Amendment or any Loan Document intended to change or affect in any way the relationship between Lender and the Guarantor to one other than a debtor-creditor relationship. This Amendment, together with the other Loan Documents, is not intended, nor shall any of them be construed to create, a partnership or joint venture relationship between or among any of the parties hereto. No person other than a party hereto is intended to be a beneficiary hereof and no person other than a party hereto shall be authorized to rely upon the contents of this Amendment.

     18. Entire Agreement. This Amendment, the Loan Agreement as amended hereby and the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof. The Loan Agreement, as amended hereby, may not be modified, altered or amended except by an agreement in writing signed by all the parties hereto.

     19. No Waiver. No delay or failure on the part of Lender in the exercise of any right, power or privilege granted under the Loan Agreement, as amended by this Amendment, or any of the other Loan Documents, or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default thereunder or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against Lender unless made in writing and signed by Lender, and then only to the extent expressly specified therein.

     20. No Novation, Etc.. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and, except as otherwise expressly modified herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect.

     21. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto, each of which when so executed shall constitute an original, but all of which taken together shall be one and the same instrument. In proving this Amendment or any of the Loan Documents, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Any signature delivered by a party telecopy or facsimile transmission shall be deemed an original signature hereto. Notice of Lender=s acceptance hereof is hereby waived.

     22. Release. To induce the Lender to enter into this Amendment, each of the Borrowers and the Guarantor, for themselves and their respective legal representatives, successors, predecessors, heirs and assigns, and their respective officers, directors, stockholders, agents, servants and employees, hereby release, acquit and forever discharge the Lender and its Participants, officers, directors, stockholders, agents, servants, employees, legal representatives, successors and assigns, of and from any and all claims, demands, debts, actions and causes of action of any kind, whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, which they or any of them now have or might hereafter have against the Lender or any of its Participants, officers, directors, stockholders, agents, servants, employees, legal representatives, successors or assigns, by reason of any act, matter, contract, agreement or thing whatsoever up to the date of this Amendment, including, without limitation, any claim, counterclaim, demand, debt, action or cause of action of any kind, and whether arising, directly or indirectly, under or in connection with the Loan Agreement, the Loan Documents, the Original SouthTrust Loan Documents or the Original SouthTrust Indebtedness.

     23. Governing Law. This Amendment is being delivered to the Lender, and is performable, in Jefferson County, Alabama, and the substantive Laws of the United States and the State of Alabama, without giving effect to its principles of conflict of laws, shall govern the construction of this Amendment and the documents executed and delivered pursuant hereto, and the rights and remedies of the parties hereto and thereto, except to the extent that the location of any Collateral in a state or jurisdiction other than Alabama requires that the perfection of the Lender's security interest hereunder, and the enforcement of certain of the Lender's remedies with respect to the Collateral, be governed by the laws of such other state or jurisdiction.

     24. Survival. All representations and warranties contained in this Amendment, the Loan Agreement or made or furnished on behalf of any Borrower or Guarantor in connection herewith or therewith shall survive the execution and delivery of this Amendment, and shall survive until the Obligations are indefeasibly paid in full, and thereafter as and to the extent provided in the Loan Agreement.

     IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment, or has caused the same to be executed on its behalf by its duly authorized officer and agent, on and as of the date first above written.


                              MEDICAL TECHNOLOGY SYSTEMS, INC.
                              By:
                                  -------------------------------
                              Its:
                                  -------------------------------

                              CLEARWATER MEDICAL SERVICES, INC.
                              By:
                                  -------------------------------
                              Its:
                                  -------------------------------

                               MEDICAL TECHNOLOGY LABORATORIES, INC.
                               By:
                                   -------------------------------
                               Its:
                                   -------------------------------

                               MTS PACKAGING SYSTEMS, INC.
                               By:
                                   -------------------------------
                               Its:
                                   -------------------------------

                               VANGARD LABS, INC.
                               By:
                                   -------------------------------
                               Its:
                                   -------------------------------

                               VANGARD PHARMACEUTICAL PACKAGING, INC.
                               By:
                                   -------------------------------
                               Its:
                                   -------------------------------

                               PERFORMANCE PHARMACY SYSTEMS,
                               By:
                                   -------------------------------
                               Its:
                                   -------------------------------

                               CART-WARE, INC.
                               By:
                                   -------------------------------
                               Its:
                                   -------------------------------

                               MEDICATION MANAGEMENT SYSTEMS, INC.
                               By:
                                   -------------------------------
                               Its:
                                   -------------------------------

                               MEDICATION MANAGEMENT TECHNOLOGIES, INC.
                               By:
                                   -------------------------------
                               Its:
                                   -------------------------------

                               MTS SALES & MARKETING, INC.
                               By:
                                   -------------------------------
                               Its:
                                   -------------------------------

                               SYSTEMS PROFESSIONALS, INC.
                               By:
                                   -------------------------------
                               Its:
                                   -------------------------------

                               LIFESERV TECHNOLOGIES, INC.
                               By:
                                   -------------------------------
                               Its:
                                   -------------------------------

                               -------------------------------
                               Todd E. Siegel
     WITNESS:

     -------------------------------

                               SOUTHTRUST BANK, NATIONAL ASSOCIATION
                               By:
                                   -------------------------------
                               Its:
                                   -------------------------------